ALLSPRING FUNDS TRUST
ALLSPRING MASTER TRUST
ALLSPRING VARIABLE TRUST
ALLSPRING EXCHANGE-TRADED FUNDS TRUST
(each, a “Trust”)
POWER OF ATTORNEY

The undersigned, whose signature appears below, does hereby constitute and appoint John D. Kenney, Matthew Prasse, Maureen E. Towle and Kate Johnson, each individually with power of substitution or resubstitution, his or her true and lawful attorneys in fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such Registration Statements or amendments filed with the SEC and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

This Power of Attorney shall be revocable at any time by a writing signed by the undersigned and shall terminate automatically with respect to any Attorney-in-Fact named above if such Attorney-in-Fact ceases to be an officer of the Trust and with respect to all Attorneys-in-Fact named above if the undersigned ceases to be a Trustee of the Trust.

Effective Date:  January 1, 2026

___s/s William R. Ebsworth________________________ Name: Willam R. Ebsworth Title: Trustee	/s/ Cindy J. Miller ___________________________ Name: Cindy J. Miller Title: Trustee	/s/ James G. Polisson ___________________________ Name: James G. Polisson Title: Trustee
/s/ Jane A. Freeman ___________________________ Name: Jane A. Freeman Title: Trustee	/s/ Olivia S. Mitchell ___________________________ Name: Olivia S. Mitchell Title: Trustee	_______/s/ Brian S. Shlissel____________________ Name: Brian S. Shlissel Title: Trustee
/s/ Isaiah Harris, Jr. ___________________________ Name: Isaiah Harris, Jr. Title: Trustee	/s/ Timothy J. Penny ___________________________ Name: Timothy J. Penny Title: Trustee	/s/ Pamela Wheelock ___________________________ Name: Pamela Wheelock Title: Trustee